Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the use in this Regitration Statement of Cargo Connection Logistics Holdings, Inc. on Form SB-2 of our report dated July 18, 2005 with respect to the consolidated balance sheet of Cargo Connection Logistics Holdings, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003.

We also consent to the reference to our Firm under the captions "Interest of Named Experts and Counsel" in such Registration Statement.


________________
Friedman LLP
February 13, 2006